UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported by Argo Group International Holdings, Ltd. (the “Company”) in a Form 8-K it filed with the Securities and Exchange Commission on November 5, 2007, Gregory M. Vezzosi, Chief Operating Officer of U.S. operations, will be leaving the Company.

In connection with this separation, Argonaut Group, Inc., a subsidiary of the Company, entered into a Separation Agreement and General Release with Mr. Vezzosi (the “Separation Agreement”) on November 14, 2007. The Separation Agreement is attached hereto as Exhibit 10.1.

The Separation Agreement provides for Mr. Vezzosi to receive a lump sum payment of $675,000 and to receive all compensation earned through the December 31, 2007 date of termination. He will also be entitled to certain other benefits and subject to certain obligations as set forth in the attached Separation Agreement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement and General Release, executed November 14, 2007, between Argonaut Group, Inc. and Gregory M. Vezzosi

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ David J. Doyle
Dated: November 16, 2007		Name: David J. Doyle
Title: Corporate Secretary